EXHIBIT 1A-2A

Secretary  of  State  Business  Programs  Division  Business  Entities,  1500  11th  Street,  3rd  Floor,  Sacramento,  CA  95814    Welcome  to  California   Congratulations  on  the  registration  of  your  limited  liability  company  with  the  California  Secretary of  State.    Please  see  below  for  important  information.   Required  Statement  of  Information  California  law  requires  limited  liability  companies  to  keep  their  public  record  updated  by  filing  a Statement  of  information  with  the  California  Secretary  of  State.  Limited  liability  companies  must  file  a  complete  Statement  of  Information  (Form  LLC-12)  within the  first  90  days  of  filing  the  Articles  of  Organization  or  Application  to  Register,  and  then  every  2 years  after  that  before  the  end  of  the  month  of  the  registration  date.  Statements  of  Information  for  limited  liability  companies  must  be  submitted  on  paper  to  the  California  Secretary  of  State,  and  can  be  mailed  or  delivered  in  person (drop  off)  to  the  Sacramento  office.  Additional  information  regarding  Statements  of  Information,  including  forms,  instructions  and   current  fees  is -available  at  www.sos.ca.gov/business-programs/business- entities/statements.  -Curient    processing    times    for    Statements    of    Information    may    be    found    at wivw.sos.ca.gov/business-programs/business-entities/processing-times.   Other  Business  Information  and  Resources  All  business  entities  are  subject  to  state  and  federal  tax  laws.  You  may  wish  to  contact  the following  agencies  to  assist  you  with  these  issues:  • Internal  Revenue  Service  —  www.irs.gov  or  call  (800)  829-1040  for  forms  and  issues  concerning  _Fedora!  tax,  employer  identification  numbers,  subchapter  S  elections   • Franchise  Tax  Board  —  www.ftb.ca.gov  or  call (800) 852-5711  for  forms  and  issues  concerning  franchise  tax  and  state  income  tax  requirements  •      State  Board  of  Equalization —  www.boe.ca.gov  or  call (800) 400-7115  for  forms  and  issues  concerning  sales  taxes  or  use  taxes  • Employment  Development  ❑epartment  —  www.edd.ca.gov  or  call  (800)  300-5616  for  forms  and  issues  concerning  employment  and  payroll  taxes  Please  refer  to  www.sos.ca.gov/business-programs/business-entities/resources  for  a   list  of  other  agencies  you  may  need  to  contact  to  ensure  proper  compliance  with  the  laws  of  the  State of  California.  Please  be  aware  that  the  California  Secretary  of  State  does  not  license  limited liability  companies.   For  licensing  requirements,  please  contact  the  California  city  and/or  county where  the  principal  place  of  business  is  located  and/or  the  state  agency,  or  board  with jurisdiction  over  the  activities  of  the  limited  liability  company     LLC  Welcome-Letter  (Rev.  02/2015) California  Secretary  of  State  www.sos.ca.gov/business/be  (916)  657-5446     Secretary  of  State Articles  of  Organization Limited  Liability  Company  (LLC)   201635110050 LLC-1  IMPORTANT  —  Read  Instructions  before  completing  this  form. Filing  Fee  -  $70.00 Copy  Fees  -First  plain  copy  free;  Additional  copies:  First  page  $1.00  &  .50  for  each attachment  page;  Certification  Fee  -  $5.00  Important!   LLCs  may  have  to  pay  an  annual  minimum  $800  tax  to  the  California Franchise  Tax  Board.  For  more  information,  go  to  https://www.ftb.ca.gov.   FILED Secretary  of  State  State  of  California DEC  1  2  2016  e2C/ This  Space  For  Office  Use  Only   1.   Limited  Liability  Company  Name  (See  Instructions  —  Must  contain  an  LLC  ending  such  as  LLC  or  L.L.C.  'LLC"  wit  be  added,  if  not  included.) Opening  Night  Enterprises,  LLC    2.  Business  Addresses   a.  Initial  Street  Address  of  Designated  Office  in  California  -  Do  not  list  a  P.O.  BoxCity  (no  abbreviations)StateZip  Code 80  W  Sierra  Madre  Blvd,  Suite  141Sierra  MadreCA91024 b.  Initial  Mailing  Address  of  LLC,  If  different  than  item  2aCity  (no  abbreviations)StateZip  Code    Item  3a  and  3b:  If  naming  an  Individual,  the  agent  must  reside  in  California  and  Item  3a  and  3b  must  be  3.  Agent  for  Service  of  Process  completed  with  the  agents  name  and  complete  California  street  address. Item  3c:  If  naming  a  California  Registered  Corporate  Agent,  a  current  agent  registration  certificate  must  be  on  file with  the  California  Secretary  of  State  and  Item  3c  must  be  completed  (leave  Item  3a-3b  blank).   a.  California  Agents  First  Name  (if  agent  is  not  a  corporation)Middle  NameLast  NameSuffix    b.  Street  Address  (if  agent  is  not  a  corporation)  -  Do  not  list  a  P.O.  BoxCity  (no  abbreviations)StateZip  Code CA   c.  California  Registered  Corporate  Agent's  Name  (if  agent  is  a  corporation)  —  Do  not  compie  e  item  3a  or  3b  LegalCorp  Solutions,  Inc  4.  Management  (Select  only  one  box) The  LLC  will  be  managed  by:  ri  One  Managerri  More  than  One  ManagerAll  LLC  Member(s) 5.  Purpose  Statement  (Do  not  alter  Purpose  Statement)   The  purpose  of  the  limited  liability  company  is  to  engage  in  any  lawful  act  or  activity  for  which  a  limited  liability  company may  be  organized  under  the  California  Revised  Uniform  Limited  Liability  Company  Act.   6.  The  Information  contained  herein,  including  in  any  attachments,  is  true  and  correct.   Sonia  Becerra,  Treasurer  of  Swyft  Filings,Organizer  Organizer  sign  herePrint  your  name  here   229751  LLC-1  (REV  06/2016) 2016  California  Secretary  of  State www.sos.ca.govibusinessibe